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                                                                  EXHIBIT 10.128


                             SUBORDINATION AGREEMENT

                                October 30, 1998


To:      Fleet Capital Corporation
         2711 North Haskell Avenue
         Suite 2100, LB 21
         Dallas, Texas 75204

Ladies and Gentlemen:

         Ramsay Health Care, Inc., a Delaware corporation with its principal place of business at One Alhambra Plaza, Suite 750, Coral Gables, Florida 33134 ("RAMSAY") is (i) indebted to Paul Ramsay Holdings Pty. Limited, an Australian corporation ("RAMSAY HOLDINGS PTY"), in the current principal amount not in excess of $7,283,553 under the terms of those certain promissory notes and other agreements (either verbal or written) that are delineated in EXHIBIT "A" hereto and (ii) the issuer of the Series B Preferred Stock described on EXHIBIT "A" hereto and currently held by Ramsay Holdings Pty, Ramsay Holdings HSA Limited, a Barbados corporation ("RAMSAY HSA") and Paul Ramsay Hospitals Pty. Limited, an Australian corporation ("RAMSAY HOSPITALS" and together with Ramsay HSA and Ramsay Holdings Pty, the "RAMSAY AFFILIATES" or individually, a "RAMSAY AFFILIATE") (such instruments, certificates and agreements described in clauses
(i) and (ii) collectively, with all amendments, modifications and supplements thereto, and all renewals, extensions and restatements thereof, being hereinafter called the "SUBORDINATED AGREEMENTS"). Ramsay understands that, pursuant to that certain Loan and Security Agreement dated October 30, 1998 (herein, as such Loan Agreement as the same may hereafter from time to time be amended, modified, supplemented, renewed, extended and/or restated, the "LOAN AGREEMENT"), among Ramsay and certain of its direct and indirect subsidiaries now or hereafter becoming a party to the Loan Agreement (collectively, the "BORROWERS" or individually, a "BORROWER") and Fleet Capital Corporation, a Rhode Island corporation ("FLEET"), as Agent (Fleet and any successor Agent, in such capacity, the "AGENT") for the lenders (including Fleet) that are a party to the Loan Agreement (collectively, including Fleet in such capacity, the "LENDERS", and individually, a "LENDER" and the respective assigns of such Lenders pursuant to SECTION 12.3 of the Loan Agreement) the Agent and Lenders have agreed to provide certain loans and financing and credit accommodations to the Borrowers (Borrowers, together with any other Person (other than Agent or each Lender) which are or becomes a party to any Loan Document, are sometimes referred to collectively as the "LOAN PARTIES" or individually, as a "LOAN PARTY", and the Loan Agreement, together with each of the other "LOAN DOCUMENTS" defined in the Loan Agreement, and all other instruments and documents delivered by any one or more of the Loan Parties to Agent and/or any one or more of the Lenders pursuant to the Loan Agreement, and all other financing agreements now or hereafter existing between and/or among the Agent and/or any one or more of the Lenders and any one or more of the Loan Parties, together with all amendments,




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modifications, and supplements to, and all restatements of, any one or more of the foregoing, and together with all renewals, extensions and restatements of any one or more of the foregoing, are hereinafter collectively called the "SENIOR LOAN DOCUMENTS"), but that the Agent and the Lenders require, as a condition precedent to its obligation to commence funding loans under the Loan Agreement, the execution of this Subordination Agreement by the Ramsay Affiliates and the delivery of the same to the Agent. Accordingly, each Ramsay Affiliate, in order to satisfy such condition precedent and intending to be legally bound, jointly and severally, agrees as follows:

1. Each Ramsay Affiliate hereby agrees, jointly and severally, to subordinate, and does hereby subordinate, (a) the payment by any Loan Party of all or any part of such Loan Party's obligations, liabilities and indebtedness which may now or hereafter be owing by such Loan Party to any Ramsay Affiliate, whether pursuant to the Subordinated Agreements or otherwise, including, without limitation, any dividend or redemption obligation with respect to the Preferred Stock of Ramsay described in EXHIBIT "A" hereto (the "PREFERRED STOCK")and the outstanding balance of principal and accrued interest from time to time owing by Ramsay to Ramsay Holdings Pty pursuant to the Junior Subordinated Promissory Notes listed as items 2 and 3 on EXHIBIT "A" hereto (together, the "SUBORDINATED NOTES" or individually, the "SUBORDINATED NOTE" or otherwise, and all costs and expenses (including attorneys' fees) owing by any Loan Party to any Ramsay Affiliate (all of the obligations, liabilities and indebtedness described or to which reference is made in this CLAUSE (a) (other than Common Stock issued in respect thereof) being hereinafter called the "SUBORDINATED DEBT") to the payment in full in cash of the Senior Debt, and (b) all security interests, mortgages and liens now or hereafter securing the Subordinated Debt, or any portion thereof, to all security interests, mortgages and liens now or hereafter securing all or any part of the Senior Debt, regardless of the time of granting of any security interests or liens or the filing or recording of any mortgages or financing statements, it being agreed that, by reason of this Agreement, the liens and security interests in favor of the Agent and/or any one or more of the Lenders in the Senior Collateral (as defined in SECTION 3 hereof) shall be senior and superior to any and all liens and security interests now or hereafter encumbering all or any portion of the Senior Collateral as security for all or any portion of the Subordinated Debt. Regardless of whether a default or an event of default (however defined) exists under any one or more of the Subordinated Agreements, each Ramsay Affiliate agrees not to (i) accept, retain, request or take any security for the Subordinated Debt or any guaranty of the Subordinated Debt without the Agent's prior written consent, (ii) amend or modify the Subordinated Agreements, or increase any of the Subordinated Debt, without the Agent's prior written consent, or (iii) except as otherwise expressly provided in
         SECTION 19 of this Subordination Agreement, (1) accept, demand, sue for, take or receive from any Loan Party or any other person or entity, by payment, setoff or otherwise, and including the taking of any new negotiable instrument, payment of all or any part of the Subordinated Debt, or (2) take any action to enforce their rights in any collateral securing payment thereof, or enforce their rights under any judgment rendered or writ issued in favor of any Ramsay Affiliate with respect to the Subordinated Debt, in any event with respect to the immediately foregoing


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         CLAUSES (i) through (iii) unless and until all Senior Debt has been indefeasibly paid in full in cash and the Loan Agreement has been terminated.

2. Without limiting the generality or scope of SECTION 1 of this Subordination Agreement, each Ramsay Affiliate expressly agrees, jointly and severally, that if such Ramsay Affiliate at any time purchases goods or services from any Loan Party, such Ramsay Affiliate will pay for such goods or services in cash or cash equivalents in accordance with the customary terms of such purchases available to third parties and shall not deduct from or setoff against any amounts owing by such Ramsay Affiliate to such Loan Party in connection with such purchases any amounts due or claimed to be due with respect to, or otherwise owing by reason of, the Subordinated Debt.

3. For purposes of this Subordination Agreement, the term "SENIOR DEBT" means all obligations, including, without limitation (i) principal of and interest (including, without limitation, interest that would accrue during the pendency of any proceeding under Title 11 of the United States Bankruptcy Code on all or any portion of the Senior Debt regardless of whether such interest is included in any allowed claim in any such proceeding) on all loans, advances, accommodations (including, without limitation, guarantees of payment under letter of credit-related obligations for the benefit of banks or other financial institutions issuing letters of credit for the account of any Loan Party and guarantees of any Loan Party's payment and performance under written contracts to which any Loan Party is a party) and other extensions of credit by the Lender now or hereafter made and howsoever evidenced to or on behalf of any Loan Party (including any Loan Party operating as Debtor or Debtor in Possession under, or any trustee of any Loan Party appointed under, the United States Bankruptcy Code),
         (ii) amounts owing by reason of guarantees by any one or more of the Lenders of any Loan Party's indebtedness to others unrelated to the Lender, (iii) accrued interest, attorneys' fees and expenses incurred by the Agent and/or any one or more of the Lenders in enforcing their rights in the event of default by any Loan Party under the Loan Agreement and/or any one or more of the Senior Loan Documents, (iv) amounts owing by reason of advances by Lender for the preservation, maintenance, insurance or protection of any Senior Collateral, (v) all other indebtedness for which any Loan Party is now or at any time hereafter liable to the Agent and/or any one or more of the Lenders in any manner, whether primarily or secondarily, absolutely or contingently, directly or indirectly, jointly, severally or jointly and severally, and whether matured or unmatured, including, without limitation, all interest, costs, disbursements, indemnification amounts, fees, expenses and all indebtedness arising directly out of transactions among any Loan Party, the Agent and/or any one or more of the Lenders or acquired by the Agent or any one or more of the Lenders outright, conditionally or as collateral security from another person or entity, and (vi) all "Obligations," as that term is defined in the Loan Agreement (and, in the case of all of the foregoing, any and all renewals, extensions, replacements and refinancings of all or any part thereof), and the term "SENIOR COLLATERAL" means all property, real and personal, tangible and intangible, now owned or hereafter acquired by any Loan Party, and includes, without limitation, all inventory, accounts, equipment, fixtures, instruments and general intangibles (as those terms


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         are defined in the Uniform Commercial Code) now owned or hereafter acquired by any Loan Party.

4. Upon the maturity of the Senior Debt (or any portion thereof) by lapse of time, acceleration or otherwise, all amounts due or to become due in connection therewith shall first be indefeasibly paid in full in cash before any payment is made by any Borrower or any person acting on behalf of any Borrower on account of any Subordinated Debt. Upon a distribution of the assets or readjustment of the indebtedness of any Borrower by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustments of all or any of the debts of any Borrower, or the application of the assets of any Borrower to the payment or liquidation thereof, each Ramsay Affiliate acknowledges that the payment and satisfaction of the Senior Debt and the Senior Loan Documents shall have priority over the payment and satisfaction of the Subordinated Debt and the Subordinated Agreements. If any Borrower shall become subject to a proceeding under the United States Bankruptcy Code and the Agent and/or any one or more of the Lenders shall desire to permit the use of cash collateral by such Borrower or to provide financing to such Borrower under either
         Section 363 or 364 of the United States Bankruptcy Code, with or without obtaining a priority lien under Section 364(d) thereof, each Ramsay Affiliate hereby agrees as follows: (a) adequate notice to such Ramsay Affiliate shall have been given for such financing if such Ramsay Affiliate is given notice thereof at least two (2) business days prior to the entry of the order approving such financing, and (b) no objection will be raised by any Ramsay Affiliate to any such financing on the grounds of failure to provide "adequate protection" of such Ramsay Affiliate's lien position, if any, in any portion of the Senior Collateral subject to the senior lien position in the Senior Collateral in favor of the Agent and/or any one or more of the Lenders, whether granted in connection with such financing or otherwise existing or created. For purposes hereof, notice of such a proposed financing or use of cash collateral shall be deemed given to each Ramsay Affiliate upon the sending of notice by overnight delivery service, telecopy or hand delivery to such Ramsay Affiliate. The Agent, for itself and on behalf of the Lenders is irrevocably authorized and empowered to receive and collect any and all dividends, payments and distributions made on account of any proof of claim relating to the Subordinated Debt in whatever form the same may be paid or issued until the Senior Debt is paid or satisfied.

5. Until the Senior Debt is indefeasibly paid in full in cash and the Loan Agreement terminated, no Ramsay Affiliate shall, without the Agent's prior written consent, (i) take or require the delivery of a guaranty of the Subordinated Debt from any person or entity, (ii) take any action to foreclose or otherwise enforce any liens or security interests now existing in favor of any Ramsay Affiliate on any of the Senior Collateral, (iii) take any action to foreclose or otherwise enforce any judgment rendered or writ issued in favor of any Ramsay Affiliate with respect to any of the Subordinated Agreements, (iv) commence or join with any other creditor or creditors of any Loan Party in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against any Loan Party, (v) except for the acceleration of the amounts due with respect to the Subordinated Notes in the event the Senior Debt is



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         accelerated, exercise any other rights or remedies any Ramsay Affiliate may have under the Subordinated Agreements, the Uniform Commercial Code or any other applicable law with respect to the Senior Collateral, or
         (vi) take or permit any action prejudicial to or inconsistent with the priority position of the Agent and the Lenders over each Ramsay Affiliate that is created by this Subordination Agreement.

6. In the event any Loan Party defaults on any one or more of its obligations with respect to all or any part of the Senior Debt or under the Senior Loan Documents and, as a result, the Agent and/or any one or more of the Lenders undertake to enforce any of the security interests and liens in the Senior Collateral granted to or for the benefit of the Agent and/or any one or more of the Lenders, each Ramsay Affiliate agrees, jointly and severally, that no Ramsay Affiliate will hinder, delay or otherwise prevent the Agent or any Lender from taking any and all action which it or they deem necessary or appropriate to enforce such liens and/or security interests in the Senior Collateral and to realize thereon, and, in furtherance of the foregoing, each Ramsay Affiliate hereby waives, jointly and severally, any and all rights (i) to notices in respect of any public or private sales of the Senior Collateral, (ii) to participate in the distribution of proceeds of any public or private sales of the Senior Collateral, and (iii) to redeem the Senior Collateral prior to or after the occurrence of any public or private sales of the Senior Collateral. In connection with any sale or transfer of the Senior Collateral by Lender or any Loan Party after the occurrence and during the continuation of any "Default" and/or "Event of Default", as defined in the Loan Agreement, each Ramsay Affiliate hereby irrevocably authorizes, empowers and appoints Agent as their agent and attorney-in-fact to execute, verify, deliver and file any release, termination or other statement or document necessary to release and terminate any liens or security interests which secure the Subordinated Debt.

7. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Loan Party or the proceeds thereof to creditors of any Loan Party, or the readjustment of the obligations and indebtedness of any Loan Party, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Subordinated Debt, or the application of all or any part of the assets of any Loan Party to the payment or liquidation thereof, or upon the dissolution of any Loan Party or the winding up of any Loan Party's business, or upon the sale of all or substantially all of any Loan Party's assets, then, in any such event, (a) the Agent and the Lenders shall be entitled to receive payment in full in cash of the Senior Debt prior to the payment of all or any part of the Subordinated Debt, and (b) any payment or distribution of any kind or character, whether in cash, securities or other property, which shall be payable or deliverable upon or with respect to all or any portion of the Subordinated Debt shall be paid or delivered directly to the Agent for application on the Senior Debt, whether or not then due, until the Senior Debt shall have been fully paid in cash. In order to enable the Agent and the Lenders to enforce their rights hereunder in any of the aforesaid actions or proceedings, the Agent is hereby irrevocably







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         authorized and empowered and granted the right, at any time and from time to time in its discretion, (i) to make and present for and on behalf of each Ramsay Affiliate such proofs of claim against any Loan Party on account of the Subordinated Debt as the Agent may deem expedient or proper in the event any Ramsay Affiliate fails to do so at least ten (10) days prior to the deadline for filing such claims, (ii) to vote such proofs of claim in any such proceeding upon failure of any Ramsay Affiliate to do so prior to ten (10) days before the expiration of the time to vote such claim, and (iii) to receive and collect any and all dividends and other payments and disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of the Senior Debt. Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proofs of claim. In the event Agent votes any claim in accordance with the authority granted hereby, no Ramsay Affiliate shall be entitled to change or withdraw such vote. Each Ramsay Affiliate irrevocably authorizes and empowers the Agent to demand, sue for, collect and receive each of the aforesaid payments and distributions, to give acquittances therefor, and to file claims and take such other actions, in the Agent's own name or in the name of such Ramsay Affiliate or otherwise, as the Agent may deem necessary or advisable for the enforcement of this Subordination Agreement. Each Ramsay Affiliate will execute and deliver to the Agent such powers of attorney, assignments and other instruments and documents, including notes and stock certificates (together with such assignments or endorsements as the Agent shall deem necessary), as may be requested by the Agent in order to enable the Agent to enforce any and all claims upon or with respect to all or any portion of the Subordinated Debt and to collect and receive any and all payments and distributions which may be payable at any time upon or with respect to the Subordinated Debt, all for the benefit of the Agent and the Lenders until the Senior Debt is paid in full in cash. When the Senior Debt is paid in full in cash and the Loan Agreement has been terminated, the Agent and each Lender will remit to each Ramsay Affiliate, to the extent of its interest therein and to the extent permitted by law, all dividends or other payments or distributions paid to and held by the Agent or such Lender in excess of the amount necessary to pay the Senior Debt in full in cash to the extent such Ramsay Affiliate shall have made any payment to Agent or any payments have been made to the Agent or any Lender by reason of the Subordinated Debt.

8. If any payment on account of, or any collateral for any part of, the Subordinated Debt is received by any Ramsay Affiliate (other than a payment expressly permitted to be received by such Ramsay Affiliate in accordance with the provisions of SECTION 19 of this Subordination Agreement), such payment or collateral shall be delivered forthwith by such Ramsay Affiliate to the Agent for application to the Senior Debt, in the form received except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to the Agent. The Agent is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment or collateral required to be delivered by any Ramsay Affiliate to the Agent under this SECTION 8 shall be held by such Ramsay Affiliate in trust for the Agent and the Lenders and shall not be commingled with other funds or property of any Ramsay Affiliate.


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9.       Each Ramsay Affiliate, jointly and severally, represents, warrants and covenants to the Agent and to each of the Lenders that:

         (a) It has not relied and will not rely on any representations or information of any nature made by or received from the Agent and/or any one or more of the Lenders relating to any Loan Party in executing this Subordination Agreement.

         (b) As of the date hereof, the total principal amount of the Subordinated Debt does not exceed $7,283,553.

         (c) Borrowers have delivered to the Agent true and correct copies of the Subordinated Documents listed in EXHIBIT "A" hereto, and, as of the date hereof, no documents or agreement evidencing or otherwise relating to any Subordinated Debt exist except as set forth in EXHIBIT "A" hereto.

         (d) The Ramsay Affiliates are the lawful owners of the Subordinated Debt free and clear of all liens and encumbrances, and as of the date hereof, no Ramsay Affiliate has subordinated, encumbered, assigned or transferred any Subordinated Debt. Each Ramsay Affiliate agrees, jointly and severally, that it will not subordinate or encumber, assign or transfer at any time while this Subordination Agreement remains in effect, any right, claim or interest of any kind in or to the Subordinated Debt (a) without giving prior written notice of such action to Agent, (b) unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to Agent an agreement substantially identical to this Agreement, providing for the continued subordination and forbearance of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Agent and Lenders arising under this Agreement and (c) unless following such sale, assignment, pledge, disposition or other transfer, there shall be no more than five holders of Subordinated Debt. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of each Ramsay Affiliate, as provided in Section 12 below.

         (e) Each Ramsay Affiliate has received all consents and approvals required in order for it to execute and deliver this Subordination Agreement.

10. The Agent and/or any one or more of the Lenders may, at any time and from time to time, in its and/or their discretion, (i) renew, extend or otherwise modify the rate of interest on, the time and/or terms of payment of, and/or any other of the terms and provisions relative to the Senior Debt or any of the other provisions of the Senior Loan Documents, (ii) lend additional monies, extend additional credit and make other financial accommodations to or for the account of any Loan Party, (iii) waive or release any collateral or guaranties which may be


SUBORDINATION AGREEMENT - PAGE 7


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         held as security for all or any part of the Senior Debt, and/or (iv)
         renew, extend, modify, amend, supplement and/or restate any and all of the Senior Loan Documents, including the Loan Agreement, in any manner, in each case, without necessity of consent from any Ramsay Affiliate and without impairing or affecting this Subordination Agreement or any of the rights of Agent and/or any one or more of the Lenders hereunder. Each Ramsay Affiliate shall provide the Agent with copies of any modifications or amendments to the Subordinated Agreements promptly upon the execution thereof.

11. Each Ramsay Affiliate hereby waives any rights it has or may have in the future to require the Agent or any Lender to marshal any of the Senior Collateral securing payment of all or any part of the Senior Debt, and agrees that the Agent and each of the Lenders may, in addition to all other rights under this Subordination Agreement, proceed against all or any part of the Senior Collateral securing all or any portion of the Senior Debt in any order that they or any of them deem appropriate in the exercise of their respective remedies. Each Ramsay Affiliate also waives any right to be subrogated to the Senior Debt unless and until the Senior Debt is paid in full in cash and the Loan Agreement has been terminated in which event, such Ramsay Affiliate shall be and hereby is subrogated to the Senior Debt and the Senior Collateral.

12. Each Ramsay Affiliate agrees that it will advise each future holder of all or any part of the Subordinated Debt that the Subordinated Debt is subordinated to the Senior Debt in the manner and to the extent set forth herein. To that end, each Ramsay Affiliate hereby agrees, jointly and severally, (and is hereby so authorized by Borrowers) to endorse upon each instrument, certificates and document evidencing all or any part of the Subordinated Debt the following legend:

                  "The payment of any indebtedness or other obligations evidenced by this instrument or certificate is subordinated to the payment of the "Senior Debt" defined and described in the Subordination Agreement dated October 30, 1998, between Paul Ramsay Holdings Pty. Limited, an Australian corporation, Ramsay Holdings HSA Limited, a Barbados corporation, Paul Ramsay Hospitals Pty. Limited, an Australian corporation and Fleet Capital Corporation, a Rhode Island corporation, as Agent and its successors and assigns, and reference is made to such Agreement for a full statement of the terms and conditions of such subordination."

         Each Ramsay Affiliate further agrees, jointly and severally, to indemnify the Agent and each Lender against any losses, damages, costs and expenses incurred or suffered by the Agent or any such Lender by reason of the failure of any Ramsay Affiliate to so notify any future holder of the Subordinated Debt, or any part thereof. Each Ramsay Affiliate hereby authorizes the Agent to file this Subordination Agreement and such other notices of record as the Agent may from time to time deem appropriate to evidence or give notice of this Subordination Agreement. This Agreement shall inure to the benefit of the successors and



SUBORDINATION AGREEMENT - PAGE 8
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         assigns of Agent and each Lender and shall be binding upon the successors and assigns of each Ramsay Affiliate and each Loan Party.

13. Each Ramsay Affiliate agrees, jointly and severally, that it will not at any time directly or indirectly contest the validity, perfection, priority or enforceability of any lien, security interest, encumbrance or claim granted to the Agent and/or any one or more of the Lenders in or on the Senior Collateral, and hereby agrees not to hinder the Agent or any Lender or take a position adverse to the Agent or any Lender in the defense of any action contesting the validity, perfection, priority or enforceability of any such liens, security interests, encumbrances or claims. Each Ramsay Affiliate further agrees, jointly and severally, that the provisions of this Subordination Agreement shall remain in full force and effect notwithstanding a successful challenge to the validity, perfection, priority or enforceability of all or any of the Senior Debt or the liens and security interests securing the Senior Debt.

14. This Subordination Agreement shall be effective and may not be terminated or otherwise revoked by any Ramsay Affiliate until all Senior Debt has been paid in full in cash and the Loan Agreement has been terminated. This is a continuing agreement of subordination and the Agent and each Lender may continue, at any time and without notice to any Ramsay Affiliate, to extend credit or other financial accommodations and loan monies to or for the benefit of any Loan Party in reliance on this Subordination Agreement.

15. The Agent and/or any one or more of the Lenders, and each of them, at any time and from time to time, either before or after any such aforesaid notice of termination or revocation, may enter into such agreement or agreements with any Loan Party or others as they or it, as the case may be, may deem proper, extending the time of payment of or renewing or otherwise altering the terms of all or any of the Senior Debt or affecting the security underlying, or any guaranty of, any or all of the Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such security, without in any way thereby impairing or affecting this Subordination Agreement.

16. All of the Senior Debt shall be deemed to have been made or incurred in reliance upon this Subordination Agreement. Each Ramsay Affiliate expressly waives all notice of the acceptance by any Lender of the subordination and other provisions of this Subordination Agreement and all other notices not specifically required pursuant to the terms of this Subordination Agreement or applicable law whatsoever, and each Ramsay Affiliate expressly waives reliance by the Agent and the Lenders upon the subordination and other agreements as herein provided. Each Ramsay Affiliate agrees, jointly and severally, that neither the Agent nor any Lender has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Loan Documents, or the collectibility of the Senior Debt, that the Agent and the Lenders shall each be entitled to manage and supervise its loans to any Loan Party in accordance with applicable law and its usual practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that any Ramsay Affiliate may



SUBORDINATION AGREEMENT - PAGE 9
         now or hereafter have in or to any of the assets of any Loan Party, and that neither the Agent nor any Lender shall have any liability to any Ramsay Affiliate for, and each Ramsay Affiliate waives any claim which such Ramsay Affiliate may now or hereafter have against the Agent and/or any one or more of the Lenders arising out of, (i) any and all actions which the Agent and/or any one or more of the Lenders takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in all or any portion of the Senior Collateral and other security for the Senior Debt, actions with respect to the occurrence of any default or event of default under the Loan Agreement, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Senior Collateral and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other party) with respect to the Senior Loan Documents or any other agreement related thereto or to the collection of the Senior Debt or the valuation, use, protection or release of any of the Senior Collateral and/or other security for the Senior Debt, (ii) any election by the Agent and/or any one or more of the Lenders in any proceeding instituted under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.) (the "Bankruptcy Code") of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or
         (iii) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code to any Loan Party, as debtor in possession.

17. Each Ramsay Affiliate hereby assumes responsibility for keeping itself informed of the financial condition of each Borrower and each other Loan Party, any and all endorsers and any and all guarantors of the Senior Debt and Subordinated Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and/or Subordinated Debt that diligent inquiry would reveal, and each Ramsay Affiliate hereby agrees that the Lender shall not have any duty to advise any Ramsay Affiliate of information known to it regarding such condition or any such circumstances. In the event Agent or any Lender, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to any Ramsay Affiliate, neither the Agent nor any Lender shall be under any obligation (i) to provide any such information to any Ramsay Affiliate on any subsequent occasion or
         (ii) to undertake any investigation and shall be under no obligation to disclose any information which the Agent or any Lender wishes to maintain confidential. Each Ramsay Affiliate hereby agrees that all payments received by the Agent and/or any one or more of the Lenders may be applied, reversed, and reapplied, in whole or in part, to any of the Senior Debt, as the Agent, in its sole discretion, deems appropriate, and each Ramsay Affiliate assents to any extension or postponement of the time of payment of all or any portion of the Senior Debt or to any other indulgence with respect thereto, to any substitution, exchange or release of Senior Collateral which may at any time secure the Senior Debt and to the addition or release of any other party or Person primarily or secondarily liable therefor.

18.      (A)      THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY, AND
                  SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH,



SUBORDINATION AGREEMENT - PAGE 10

                  THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         (B)      EACH RAMSAY AFFILIATE HEREBY CONSENTS TO THE
                  JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED
                  WITHIN THE COUNTY OF DALLAS, STATE OF TEXAS AND
                  IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION,
                  ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO
                  THIS SUBORDINATION AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH RAMSAY AFFILIATE ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SUBORDINATION AGREEMENT. EACH RAMSAY AFFILIATE HEREBY AGREES THAT SERVICE UPON SUCH RAMSAY AFFILIATE BY REGISTERED OR CERTIFIED MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

         (C) EACH RAMSAY AFFILIATE AND AGENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBORDINATION AGREEMENT. EACH RAMSAY AFFILIATE, AGENT AND EACH
                  LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE AGENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE SUBORDINATION AGREEMENT, INCLUDING, WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH RAMSAY AFFILIATE AND THE AGENT EACH ACKNOWLEDGE
                  THAT EACH OF THESE WAIVERS IS A MATERIAL INDUCEMENT TO ENTER INTO THIS SUBORDINATION AGREEMENT, THAT EACH HAS ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO THIS SUBORDINATION AGREEMENT, AND THAT EACH WILL CONTINUE
                  TO RELY ON THESE WAIVERS IN THEIR RELATED FUTURE DEALINGS. EACH RAMSAY AFFILIATE AND THE AGENT FURTHER



SUBORDINATION AGREEMENT - PAGE 11

                  WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS
                  WAIVER WITH THEIR OR ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES THEIR OR ITS JURY
                  TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL
                  COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS,
                  RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF OR TO THIS SUBORDINATION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBORDINATION AGREEMENT MAY BE FILED AS A WRITTEN
                  CONSENT TO A TRIAL BY THE COURT.

         (d) This Subordination Agreement contains the entire agreement among the Ramsay Affiliates, the Agent and the Lenders with respect to this subject, and may only be modified by a writing signed by both the Ramsay Affiliates and the Agent.

         (e) No failure by the Agent and/or any Lender to exercise any right hereunder shall be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be cumulative and not exclusive.

         (f) The knowledge by Agent and/or any Lender of any breach or other non-observance by any Ramsay Affiliate of the terms of this Subordination Agreement shall not constitute a waiver thereof or of any obligations to be performed by any Ramsay Affiliate.

         (g) Wherever possible, each provision of this Subordination Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subordination Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Subordination Agreement.

         (h) Each Ramsay Affiliate acknowledges that Agent and each Lender will rely upon this instrument in connection with the extension of financial accommodations to each Loan Party pursuant to the Senior Loan Documents, and that any additional financial accommodations the Agent or any Lender may hereafter extend to any Loan Party will be in reliance on this instrument. Each Ramsay Affiliate agrees, jointly and severally, that this Subordination Agreement (i) shall continue in full force and effect until payment in full in cash of the Senior Debt and the termination of the Loan Agreement, and (ii) shall be binding upon each Ramsay Affiliate and its successors and assigns, including, without limitation, any future holder of all or any part of the Subordinated Debt and shall inure to the benefit of Agent and each Lender, and its



SUBORDINATION AGREEMENT - PAGE 12
                  successors and assigns, including, without limitation, any future holder of all or any part of the Senior Debt, it being expressly acknowledged that the Agent and each Lender's rights under this Subordination Agreement may be assigned in connection with any assignment or transfer of all or any portion of Senior Debt and that each holder of any portion of Senior Debt shall be equally and ratably entitled to the benefits of this Subordination Agreement. References herein to any Loan Party shall include any successor to, or assign of such Loan Party, including without limitation any debtor-in-possession or trustee for any Loan Party in any proceeding under the United States Bankruptcy Code.

         (i) All notices, requests and demands hereunder shall be made (a) to the Agent at the following office of the Agent:

                                    Fleet Capital Corporation
                                    2711 North Haskell Avenue
                                    Suite 2100, LB 21
                                    Dallas, Texas 75204
                                    Attention:  Loan Administration Manager
                                    Facsimile Number: (214) 828-6530

                  With a copy to:

                                    Gardere & Wynne, L.L.P.
                                    1601 Elm Street
                                    3000 Thanksgiving Tower
                                    Dallas, Texas 75201
                                    Attention: Gary B. Clark
                                    Facsimile Number: (214) 999-4667

                  and (b) to the Ramsay Affiliates at their office as follows:













SUBORDINATION AGREEMENT - PAGE 13

                                    Paul Ramsay Holdings Pty. Limited
                                    Ramsay Holdings HSA Limited
                                    Paul Ramsay Hospitals Pty. Limited
                                    154 Pacific Highway, 9th Floor
                                    St. Leonards NSW 2065
                                    Australia
                                    Attention: Secretary
                                    Facsimile Number: 011-612-94-333-460

                  With a copy to:

                                    Haythe & Curley
                                    237 Park Avenue
                                    New York, NY 10017
                                    Attention: Thomas M. Haythe
                                    Facsimile Number: (212) 682-0200

                  or in the case of either party to such other address and/or facsimile number as such party may designate by written notice to the other party in accordance with this provision, and (b) deemed to have been given or made: if by hand, immediately upon delivery; if by telex, telegram or telecopy (facsimile), immediately upon receipt; if by overnight delivery service, one (1) day after dispatch; and if by first class or certified mail three (3) days after mailing postage paid.

         (j) Except as provided in Section 18(h) as to successors and assigns of Agent and/or any Lender, this Subordination Agreement is not intended to and shall not create rights in favor of any third party (including without limitation, any Loan Party).

         (k) This Subordination Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof and submissible in evidence and all of which together shall be deemed to be a single instrument.

19.      (a)      PAYMENT-IN-KIND. Notwithstanding the foregoing, to the extent the cash payment of any regularly scheduled interest with respect to the Subordinated Notes or the cash payment of any dividend with respect to the Preferred Stock is prohibited by the terms of this Agreement such interest may be deferred by Ramsay and paid in kind by adding such deferred interest to the principal amount of the Subordinated Notes, or such dividends may accrue with respect to the Preferred Stock, as the case may be.

         (b) ISSUANCE OF COMMON STOCK. Notwithstanding the foregoing but subject to Section 10.1.11 of the Loan Agreement, Ramsay may, at any time and from time to time, issue shares of its common stock, $.01 par value per share ("Common Stock") upon the conversion or exchange of the Preferred Stock and issue shares of Common Stock in payment of principal and interest with respect to the Subordinated Notes.




SUBORDINATION AGREEMENT - PAGE 14

         (c) PERMITTED PAYMENTS AND PAYMENT BLOCKAGE. Notwithstanding the foregoing, until the Agent shall have given the Ramsay Affiliates written notice that a "Default" and/or an "Event of Default" as those terms are defined in the Loan Agreement, has occurred (a "Default Notice"), beginning November 1, 1999, Ramsay may pay and the Ramsay Affiliates may receive and retain (1) the regularly scheduled quarterly payments of interest due under the Subordinated Notes as and when the same become due and payable in accordance with the terms and provisions thereof and (2) the regularly scheduled dividends on (but not any redemption of) the Preferred Stock; provided that, with respect to this clause (c) of Section 19, EBITDA (as defined in the Loan Agreement) of Ramsay, on a consolidated basis and calculated in the manner specified in the Loan Agreement, for the twelve month period ending on the last day of the calendar month immediately preceding such interest and/or dividend payment date for which Agent and Lenders have received the financial statements required by clause (ii) of Section 8.1.3 of the Loan Agreement, is greater than $7,800,000. Except as otherwise permitted by clauses (a) and (b) of this SECTION 19, no payment, whether in cash, securities or other property, shall be made by or on behalf of any Loan Party on account of the principal of, premium, if any, or interest on the Subordinated Debt or to defease, redeem or acquire any of the Subordinated Debt or on account of any fees and expenses relating to the Subordinated Debt or on account of any other amount or obligation arising under or by virtue of the Subordinated Debt during the period beginning on the date that Agent delivers to any Ramsay Affiliate a Default Notice and ending on the earliest of (A) the date that all Senior Debt is paid in full in cash and the Loan Agreement has been terminated, and (B) the date on which the "Default" and/or "Event of Default", as defined in the Loan Agreement, giving rise to such Default Notice is waived in writing by the Lenders in accordance with the Loan Documents or cured to the satisfaction of Agent, and Required Lenders, in their sole and absolute discretion.















SUBORDINATION AGREEMENT - PAGE 15

      IN WITNESS WHEREOF, the Ramsay Affiliates have executed this Subordination Agreement as of the date first above written.


                                    Paul Ramsay Holdings Pty. Limited


                                    By:
                                       ------------------------------------
                                    Name:
                                    Title:


                                    Ramsay Holdings HSA Limited


                                    By:
                                       ------------------------------------
                                    Name:
                                    Title:


                                    Paul Ramsay Hospitals Pty. Limited


                                    By:
                                       ------------------------------------
                                    Name:
                                    Title:














SUBORDINATION AGREEMENT - SIGNATURE PAGE

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:


                                         Fleet Capital Corporation, as Agent



                                         By:
                                            ------------------------------------
                                         Name:             Rosemary Davis
                                         Title:            Vice President
































SUBORDINATION AGREEMENT - SIGNATURE PAGE

                                     CONSENT


         Each Loan Party acknowledges receipt of a copy of the foregoing Subordination Agreement, consents to all of the terms and conditions thereof, and agrees that it will not pay any Subordinated Debt, except as provided therein. In the event of any breach of the provisions of this Subordination Agreement, each Loan Party agrees that, in addition to any other rights and remedies which Agent and/or any Lender may have under any of the Loan Documents, the Agent may by written notice to the Loan Parties declare all of the Senior Debt to be, and the same shall thereupon become, immediately due and payable unless Requisite Lenders shall otherwise elect. Each Loan Party agrees to mark its records to reflect the subordination of the Subordinated Debt.


                                 Bethany Psychiatric Hospital, Inc.
                                 Bountiful Psychiatric Hospital, Inc.
                                 East Carolina Psychiatric Services Corporation Great Plains Hospital, Inc.
                                 Gulf Coast Treatment Center, Inc.
                                 Havenwyck Hospital, Inc.
                                 H.C. Corporation
                                 HSA Hill Crest Corporation
                                 HSA of Oklahoma, Inc.
                                 Michigan Psychiatric Services, Inc.
                                 Ramsay Educational Services, Inc.
                                 Ramsay Health Care, Inc.
                                 Ramsay Louisiana, Inc.
                                 Ramsay Managed Care, Inc.
                                 Ramsay Youth Services, Inc.
                                 Ramsay Youth Services of Alabama, Inc.
                                 Ramsay Youth Services of Florida, Inc.
                                 Ramsay Youth Services of South Carolina, Inc. RHCI San Antonio, Inc.
                                 Transitional Care Ventures, Inc.
                                 Transitional Care Ventures (Texas), Inc.


                                 By:
                                    ---------------------------------------
                                 Name:    Jorge Rico
                                 Title:   Vice President





SUBORDINATION AGREEMENT - SIGNATURE PAGE

                                    H.C. Partnership

                                    By: H.C. Corporation, its General Partner
                                    By: HSA Hill Crest Corporation, its
                                        General Partner


                                        By:
                                           -----------------------------------
                                        Name:    Jorge Rico
                                        Its:     Vice President




































SUBORDINATION AGREEMENT - SIGNATURE PAGE

                                    EXHIBIT A

                             SUBORDINATED AGREEMENTS

SUBORDINATED NOTES

1. Junior Subordinated Loan and Exchange Agreement dated as of October 30, 1998, by and between Paul Ramsay Holdings Pty. Limited, an Australian corporation, as purchaser, and Ramsay Health Care, Inc., a Delaware corporation, as seller.

2. Junior Subordinated Promissory Note due September 30, 2006, executed by Ramsay Health Care, Inc., a Delaware corporation, as maker, bearing interest at an initial fixed rate of thirteen and one-half percent
         (13 1/2%) per annum, and payable to the order of Paul Ramsay Holdings Pty. Limited, an Australian corporation, in the original principal amount of $5,330,428.00.

3. Junior Subordinated Promissory Note due September 30, 2005, executed by Ramsay Health Care, Inc., a Delaware corporation, as maker, bearing interest at a fixed rate of thirteen percent (13%) per annum, and payable to the order of Paul Ramsay Holdings Pty. Limited, an Australian corporation, in the original principal amount of $2,553,125.00.


PREFERRED STOCK

4. Certificate of Incorporation of Ramsay Health Care, Inc., a Delaware corporation, as amended.

5. Certificate of Designation of Preferred Stock of Ramsay Health Care, Inc., a Delaware corporation, filed in the office of the Secretary of State of The State of Delaware on September 13, 1997 with respect to the Class B Preferred Stock, Series 1997-A and all Stock Certificates evidencing such shares.

6. Certificate of Designation of Preferred Stock of Ramsay Health Care, Inc., a Delaware corporation, filed in the office of the Secretary of State of the State of Delaware on June 29, 1993 with respect to the Class B Preferred Stock, Series C and all Stock Certificates evidencing such shares.

7. Certificate of Designation of Preferred Stock of Ramsay Health Care, Inc., a Delaware corporation, filed in the office of the Secretary of State of the State of Delaware on March 13, 1997 with respect to the Class B Preferred Stock, Series 1996 and all Stock Certificates evidencing such shares.